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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-114639) and related Prospectus of Intrusion Inc. for the registration of 2,673,697 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2003, with respect to the consolidated financial statements and schedule of Intrusion Inc. as of December 31, 2002 and for each of the two years ended December 31, 2002, included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

        /s/ Ernst & Young LLP

Dallas, Texas
July 19, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM